UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Filed by a Party other than the Registrant ☐
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☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
NATIONAL CINEMEDIA, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

2023
SPECIAL PROXY STATEMENT
NATIONAL CINEMEDIA, INC

PRELIMINARY COPY, SUBJECT TO COMPLETION, DATED XXX, 2023
Notice
2023 Special Meeting of Stockholders
You are cordially invited to attend the Special Meeting of Stockholders (“Special Meeting”) of National CineMedia, Inc. The close of business on XXX, 2023 has been set as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting and any and all adjournments or postponements thereof. Whether or not you are able to attend the Special Meeting, it is important that your shares be represented regardless of the size of your holdings. Please vote your proxy promptly in accordance with the instructions you receive in the enclosed proxy statement and proxy card, as a quorum of the stockholders must be present, either in person or by proxy, in order for the Special Meeting to take place.

Meeting Date:	XXX, 2023
Meeting Time:	9:00 a.m. Mountain Time
Location:	6300 S Syracuse Way, Suite 300 Centennial, CO 80111
Record Date:	XXX, 2023

Special Meeting Business:
We have disseminated our Special Meeting materials by using the “Full Mailing method approved by the Securities and Exchange Commission. Our special materials are also available on the Internet at www.edocumentview.com/ncmi.At the Special Meeting, you will be asked to consider the following:

Proposal	Board Recommendation
1
To adopt the Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to effect, at the discretion of our Board of Directors on or prior to the one-year anniversary of the date of the Special Meeting, a reverse stock split of our common stock at a stock split ratio between 1-for-XX and 1-for-XX, with the ultimate ratio, implementation and timing to be determined by the Board of Directors in its sole discretion without further approval or authorization of our stockholders (the “Reverse Stock Split”); and
	☑	FOR

Please note that brokers may not vote your shares on the non-routine matters if you have not given your broker specific instructions as to how to vote. The Reverse Stock Split is a non-routine matter. Please be sure to give specific voting instructions to your broker so that your vote can be counted.

Centennial, Colorado	Maria V. Woods
, 2023	Executive Vice President, General Counsel and Secretary

SPECIAL PROXY SUMMARY
This summary highlights information discussed in more detail elsewhere in this Special Proxy Statement. As this is only a summary, we encourage stockholders to read the entire Special Proxy Statement before voting their shares. The accompanying special proxy is solicited by the board of directors (“Board of Directors” or “Board”) of National CineMedia, Inc., a Delaware corporation (“NCM, Inc.” or the “Company”), for use at the Special Meeting of Stockholders at the time and place shown below. Unless the context otherwise requires, the references to “we”, “us” or “our” refer to the Company and its subsidiary National CineMedia, LLC (“NCM LLC”).

Special Meeting of Stockholders
Date and Time	Location	Record Date	Mailing Date
XXX, 2023 9:00 am MST	6300 S Syracuse Way, Suite 300 Centennial, CO 80111	XXX, 2023	On or about XXX, 2023

Meeting Agenda and Board Recommendations
Proposals for your vote		Board Voting Recommendation	Required Vote	Page Reference
Proposal 1: To adopt the Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation to effect a reverse stock split		FOR	Holders of a majority of the shares of our common stock and Series A Preferred stock present at the Special Meeting, either in person or by proxy, voting together as a class	3

NATIONAL CINEMEDIA, INC.
SPECIAL PROXY STATEMENT FOR THE
SPECIAL MEETING OF STOCKHOLDERS
XXX, 2023
9:00 a.m., Mountain Time
General Information

Why am I receiving these special proxy materials?

You received these special proxy materials because our Board of Directors is soliciting your proxy to vote your shares at our Special Meeting. By giving your proxy, you authorize persons selected by the Board to vote your shares at the Special Meeting in the way that you instruct. All shares represented by valid proxies received before the Special Meeting will be voted in accordance with the stockholder's specific voting instructions.
We are disseminating our Special Meeting materials by using the “Full Mailing” method approved by the Securities and Exchange Commission. Our special materials are also available on the Internet at www.edocumentview.com/ncmi. We will hold the Special Meeting at the offices of NCM located at 6300 S Syracuse Way, Suite 300, Centennial, CO 80111, on XXX, 2023 at 9:00 a.m., Mountain Time.

What specific proposal will be considered and acted upon at NCM, Inc.’s Special Meeting?

The specific proposal to be considered and acted upon at the Special Meeting is:
Proposal No. 1 — To adopt the Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of the Company to effect, at the discretion of our Board of Directors on or prior to the one-year anniversary of the date of the Special Meeting, the Reverse Stock Split;
Management knows of no other business to be presented for action at the Special Meeting, other than those items listed in the notice of the Special Meeting referred to herein. If any other business should properly come before the Special Meeting, or any adjournments or postponements thereof, it is intended that the proxies will be voted in the discretion of the proxy holders.

What is included in the special proxy materials?

The special proxy materials include the Company’s Notice of Special Meeting of Stockholders, and special proxy statement.

What do I need to bring with me to attend the Special Meeting?

If you are a stockholder of record of shares of our common stock, please bring photo identification with you. If you are a beneficial owner of stock held in “street name,” please bring photo identification and the “legal proxy,” which is described below under the question “If I am a beneficial owner of shares held in ‘street name,’ how do I vote?”, or other evidence of stock ownership (e.g., most recent account statement) with you. If you do not provide photo identification or if applicable, evidence of stock ownership, you will not be admitted to the Special Meeting.

Who can vote at the Special Meeting?

Our Board of Directors has fixed the close of business on XXX, 2023 as the record date. We had 174,059,774 shares of our common stock and 5,000,000 shares of Series A Preferred stock outstanding as of the close of business on the record date.

How many votes am I entitled per share of stock?

Holders of our common stock are entitled to one vote for each share of common stock held as of the record date. Holders of our Series A Preferred stock are entitled to 217.47 votes for each share of Series A Preferred stock held as of the record date. The holders of common stock and the holders of Series A Preferred stock shall vote, on all matters set forth herein, together as a single class.

What is the difference between holding NCM, Inc.’s shares of stock as a stockholder of record and a beneficial owner?

Most of our stockholders hold their shares of our stock as a beneficial owner through a broker, bank or other nominee in “street name” rather than directly in their own name. As summarized below, there are some important distinctions between shares held of record and those owned beneficially in “street name.”
Stockholder of Record: If your shares of our common stock or Series A Preferred stock are registered directly in your name, you are considered the stockholder of record with respect to those shares, and we delivered these proxy materials directly to you. As the stockholder of record, you have the right to vote your shares in person or by proxy at the Special Meeting.
Beneficial Owner: If your shares of our stock are held in an account with a broker, bank or other nominee, you are considered the beneficial owner of those shares held in “street name,” and the broker, bank or other nominee holding your shares on your behalf may have delivered these proxy materials to you. The nominee holding your shares is considered the stockholder of record for purposes of voting at the Special Meeting. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares being held by them.

If I am a stockholder of record of NCM, Inc. shares, how do I vote?

Voting by Internet. You can vote through the Internet by following the instructions provided in the proxy card that you received. Go to www.edocumentview.com/ncmi, follow the instructions on the screen to log in, make your selections as instructed and vote.

Voting by Mail. You can vote by mail by completing, dating, signing and returning the proxy card in the postage-paid envelope (to which no postage need be affixed if mailed in the United States) accompanying the proxy card that you received.
Voting in Person. If you plan to attend the Special Meeting and vote in person, we will give you a ballot at the Special Meeting. Even if you plan to attend the Special Meeting, we encourage you also to vote by Internet or mail as described above so that your vote will be counted if you later decide not to attend the Special Meeting.

If I am a beneficial owner of shares held in “street name,” how do I vote?

Voting by Internet. You can vote over the Internet by following the instructions provided in the voting instruction form provided to you by your broker, bank or other nominee.
Voting by Mail. You can vote by mail by completing, dating, signing and returning the voting instruction form in the postage-paid envelope (to which no postage need be affixed if mailed in the United States) accompanying the voting instruction form that you received from your broker, bank or other nominee.
Voting in Person. If you plan to attend the Special Meeting and vote in person, you must obtain a “legal proxy” giving you the right to vote the shares at the Special Meeting from the broker, bank or other nominee that holds your shares. Even if you plan to attend the Special Meeting, we recommend that you also vote by Internet or mail as described above so that your vote will be counted if you later decide not to attend the Special Meeting.
If you are a beneficial owner of Series A Preferred stock, Omni Agent Solutions (“Omni”) will vote the shares on your behalf in accordance with the instructions provided to them in connection with the Plan.

What if I submit a proxy but I do not give specific voting instructions?

Stockholder of Record: If you are a stockholder of record of shares of our stock, and if you indicate when voting through the Internet that you wish to vote as recommended by our Board of Directors, or if you sign and return a proxy without giving specific voting instructions, then the proxy holders designated by our Board of Directors, Thomas Lesinski and Maria Woods, who are officers of the Company, will vote your shares FOR the adoption of the Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split, as recommended by our Board of Directors and as presented in this proxy statement.

Beneficial Owner: If you are a beneficial owner of shares of our stock held in “street name” and do not present the broker, bank or other nominee that holds your shares with specific voting instructions, then the nominee may generally vote your shares on “routine” proposals but cannot vote on your behalf for “non-routine” proposals under the rules of various securities exchanges. If you do not provide specific voting instructions to the nominee that holds your shares with respect to a non-routine proposal, the nominee will not have the authority to vote your shares on that proposal. When a broker indicates on a proxy that it does not have authority to vote shares on a particular proposal, the missing votes are referred to as “broker non-votes.”

Which ballot measures are considered “routine” or “non-routine”?

We believe that the adoption of the Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split (Proposal No. 1) is a matter considered non-routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 1. A bank, broker or other nominee cannot vote without instructions on non-routine matters and may not vote without instructions on routine matters.

What is the quorum requirement for the Special Meeting?

A quorum is required for our stockholders to conduct business at the Special Meeting. A majority of the outstanding shares of our stock entitled to vote on the record date must be present in person or represented by proxy at the Special Meeting in order to hold the meeting and conduct business. We will count your shares for purposes of determining whether there is a quorum if you are present in person at the Special Meeting, if you have voted through the Internet, if you have voted by properly submitting a proxy card, or if the nominee holding your shares submits a proxy card. We will also count broker non-votes for the purpose of determining if there is a quorum.

What is the voting requirement to approve the proposal?

For Proposal No. 1, requires the affirmative vote of the holders of a majority of the shares of our common stock and Series A Preferred stock present at the Special Meeting, either in person or by proxy, voting together as a class.

The effectiveness of any of the proposals is not conditioned upon the approval by our stockholders of any other proposal by our stockholders.

How are abstentions treated?

Abstentions will be counted as present for the purposes of determining whether a quorum is present at the Special Meeting. A vote withheld for purposes of determining whether any of the proposals have received the requisite vote, if a stockholder abstains from voting, it will have the same effect as a vote against such proposal.

Can I change my vote or revoke my proxy after I have voted?

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to us (Attention: Secretary) a written notice of revocation. You can also change your vote by voting through one of the methods described above or by attending the Special Meeting and voting in person. Attendance at the Special Meeting will not in itself constitute a revocation of a proxy.

Who is paying for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies for the Special Meeting. We have retained Georgeson as our proxy solicitor and we will pay Georgeson approximately $10,000, plus expenses. Proxies may be solicited by our regular employees, without additional compensation, in person or by mail, courier, telephone or facsimile. We may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons. We may reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

What are the voting recommendations of our Board of Directors?

Our Board of Directors recommends a vote FOR Proposal No. 1. Specifically, our Board of Directors recommends a vote:
FOR the adoption of the Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split.

What is “householding” and how does it affect me?

As permitted by applicable law, we intend to deliver only one copy of certain of our proxy statements to stockholders residing at the same address, unless such stockholders have notified us of their desire to receive multiple copies thereof. Any such request should be directed to National CineMedia, Inc., 6300 South Syracuse Way, Suite 300, Centennial, Colorado 80111, Attention: Investor Relations, or by telephone at (303) 792-3600 or (800) 844-0935.
Upon request, we will promptly deliver a separate copy. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker.

Whom should I call if I have questions about the Special Meeting?

You should call Georgeson, our proxy solicitor, at (866) 203-9357.
STOCKHOLDER COMMUNICATIONS
Our Board of Directors provides a process for stockholders to send communications to our Board. Information on communicating directly with our Board of Directors is available on our website at the Investor Relations link, under the Corporate Governance section or http://investor.ncm.com/corporate-governance/contact-the-board.

PROPOSAL NO. 1:
ADOPTION OF CERTIFICATE OF AMENDMENT TO THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT, AT THE DISCRETION OF OUR BOARD OF DIRECTORS ON OR PRIOR TO THE ONE-YEAR ANNIVERSARY OF THE DATE OF THE SPECIAL MEETING, A REVERSE STOCK SPLIT OF OUR COMMON STOCK AT A STOCK SPLIT RATIO BETWEEN 1-FOR-XX AND 1-FOR-XX, WITH THE ULTIMATE RATIO, IMPLEMENTATION AND TIMING TO BE DETERMINED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION WITHOUT FURTHER APPROVAL OR AUTHORIZATION OF OUR STOCKHOLDERS

Background and Proposed Amendment
The Company is currently authorized to issue a total of 260,000,000 shares of the Common Stock, par value of $0.01 per share and up to 10,000,000 shares of preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”), in one or more series, and expressly authorizes the Board, subject to limitations prescribed by law, to establish and fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations and restrictions of the shares of such series.
On XXX, 2023, subject to stockholder approval, the Board approved an amendment to the Second Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) to, at the discretion of the Board, effect the Reverse Stock Split of the Common Stock at a ratio of between 1-for-XX and 1-for-XX, with the exact ratio to be determined by the Board of the Company at its discretion. The primary goals of the Reverse Stock Split are to (i) ensure that sufficient shares remain outstanding to implement the NCMI 9019 Settlement in connection with NCM LLC’s Chapter 11 case and Restructuring Support Agreement (described below) and satisfy a condition to effectiveness of the Plan (described below) and to (ii) increase the per share market price of our Common Stock to meet the minimum per share bid price requirements for continued listing on The Nasdaq Stock Market, LLC (“Nasdaq”). We believe that proposing multiple ratios for the Reverse Stock Split provides us with the most flexibility to achieve the desired results of the Reverse Stock Split. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 promulgated under the Exchange Act. The Reverse Stock Split is not intended to modify the rights of existing stockholders in any material respect.
If the Reverse Stock Split is approved by our stockholders and the Reverse Stock Split is effected, up to every XX shares of our outstanding Common Stock would be combined and reclassified into one share of Common Stock. The actual timing for implementation of the Reverse Stock Split and the specific split ratio would be determined by the Board based upon its evaluation as to when such action would be most advantageous to the Company and its stockholders, but in no event later than the one-year anniversary of the date on which the Reverse Stock Split is approved by the Company’s stockholders at the Special Meeting. Notwithstanding approval of the Reverse Stock Split by our stockholders, the Board will have the sole authority to elect whether or not and when to amend our Certificate of Incorporation to effect the Reverse Stock Split. If the Reverse Stock Split is approved by our stockholders, the Board will make a determination as to whether effecting the Reverse Stock Split is in the best interests of the Company and our stockholders in light of, among other things, the Company’s ability to increase the trading price of our Common Stock to meet the minimum stock price standards of Nasdaq without effecting the Reverse Stock Split, the per share price of the Common Stock immediately prior to the Reverse Stock Split and the expected stability of the per share price of the Common Stock following the Reverse Stock Split. If the Board determines that it is in the best interests of the Company and its stockholders to effect the Reverse Stock Split, it will hold a Board meeting to determine the ratio of the Reverse Stock Split and will publicly announce the chosen ratio in connection with the effectiveness of the Reverse Stock Split. For additional information concerning the factors the Board will consider in deciding whether to effect the Reverse Stock Split, see “Determination of the Reverse Stock Split Ratio” and “ Board Discretion to Effect the Reverse Stock Split.”
The text of the proposed amendment to the Company’s Certificate of Incorporation to effect the Reverse Stock Split is included as Appendix A to this special proxy statement (the “Certificate of Amendment”). If the Reverse Stock Split is approved by the Company’s stockholders, the Company will have the authority to file the Reverse Stock Split Certificate of Amendment with the Secretary of State of the State of Delaware, which will become effective upon its filing. The Board has determined that the amendment is advisable and in the best interests of the Company and its stockholders and has submitted the amendment for consideration by our stockholders at the Special Meeting.
NCM LLC’s Chapter 11 Case
The Company manages National CineMedia, LLC (“NCM LLC”), which is its primary operating subsidiary. The Company and NCM LLC entered into a Restructuring Support Agreement, dated April 11, 2023 (the “Restructuring Support Agreement”) with an ad hoc group of lenders (the “Ad Hoc Lender Group”), which Restructuring Support Agreement, among other things, obligated NCM LLC (a) to file a voluntary petition for reorganization under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) and (b) thereafter file with the Bankruptcy Court a prearranged Chapter 11 plan of reorganization (the “Plan”) consistent with the terms of the Restructuring Support Agreement (certain of which are discussed in greater detail below). NCM LLC fulfilled those obligations and the Chapter 11 case is currently being administered under the caption In re: National CineMedia, LLC, Case No. 23-90291 (DRJ). NCM LLC filed a voluntary petition for Chapter 11 on April 11, 2023 and a Plan of Reorganization was initially filed with the Bankruptcy Court on April 26, 2023.
The Restructuring Support Agreement provides for a settlement between the Company, the Ad Hoc Lender Group and NCM LLC to be effectuated through the Plan (which settlement is defined in the Restructuring Support Agreement and the Plan as the “NCMI 9019 Settlement”). The NCMI 9019 Settlement provides that the Company, following emergence from Chapter 11 and in consideration for a capital contribution by the Company and affirmation of certain contractual obligations, will have an aggregate ownership of approximately 13.8% of the reorganized NCM LLC and the secured lenders of NCM LLC will have the remaining ownership of approximately 86.2% of the reorganized NCM LLC, and such interests in NCM LLC are convertible into shares of the Company’s Common Stock, consistent with the past treatment of ownership of NCM LLC and the existing conversion rights attached thereto, as provided in NCM LLC’s existing operating agreement (such Common Stock, the “Chapter 11 Common Stock”, and such issuance of Chapter 11 Common Stock, the “Chapter 11 Common Stock Issuances”).
The Company does not currently have a sufficient number of shares to implement the NCMI 9019 Settlement and the Reverse Stock Split is necessary to ensure that the Company can conduct the Chapter 11 Common Stock Issuances to comply with the terms of the Restructuring Support Agreement. In addition, it is a condition precedent to the effectiveness of the Plan that the Company obtains stockholder approval for the Reverse Stock Split.
Pursuant to the Plan, upon its approval by the Bankruptcy Court pursuant to the entry of the Confirmation Order (as defined in the Plan), the Company is required to create and issue a new class of non-economic voting preferred stock (the “Chapter 11 Preferred Stock”) to the secured lenders that reflects the voting interest that the secured lenders would have if they converted their interests in NCM LLC into the Company’s Common Stock, which preferred stock will automatically be extinguished following the Chapter 11 Common Stock Issuances (the “Chapter 11 Preferred Stock Issuances”). In addition, in furtherance of the Plan, NCM, Inc. entered into a nomination agreement (the “Nomination Agreement”) with NCM LLC and Omni Agent Solutions (Omni) to appoint Omni as a nominee of the secured lenders who will hold, as record holder, the Chapter 11 Preferred Stock on behalf of the secured lenders for purposes of casting votes on behalf of the holders of secured lenders to vote in favor of the Plan. Holders of our Series A Preferred stock are entitled 217.47 votes for each share of Series A Preferred stock held as of the record date. The holders of common stock and the holders of Series A Preferred stock shall vote, on all matters set forth herein, together as a single class. The Chapter 11 Preferred Stock is not convertible in shares of Common Stock of the Company, and cannot be transferred.
On XXX, 2023, the Bankruptcy Court approved the Plan, including the Nomination Agreement, the Chapter 11 Preferred Stock Issuances and the Chapter 11 Common Stock Issuances, through the entry of the Confirmation Order. NCMI filed a Certificate of Designation on XXX, 2023, which sets forth the terms of Series A Preferred stock, with the Secretary of State of the State of Delaware, giving effect to the creation of the Series A Preferred stock, and the Company issued Omni a single share certificate representing the outstanding shares of Series A Preferred stock, being 5,000,000 shares. The Plan will become effective when the conditions to effectiveness have occurred, which is anticipated to occur by XXX.
Agreement to Vote For the Reverse Stock Split
Restructuring Support Agreement
Pursuant to the terms of the Restructuring Support Agreement, the holders of approximately 79% in principal amount of the Secured Debt Claims, who are also parties to the Restructuring Support Agreement, have agreed to vote in favor of the Reverse Stock Split.
Joint Venture Termination Settlement Agreement
On XXX, 2023, the Company entered into that certain Joint Venture Termination and Settlement Agreement, by and between Regal CineMedia Holdings, LLC (“Regal CineMedia Holdings”), Regal Cinemas, Inc. (“Regal Cinemas”), and Regal CineMedia Corporation (“Regal CineMedia Corporation” and together with Regal Cinemas and Regal CineMedia Holdings, “Regal”), on the one hand, and NCM, Inc. NCM LLC, on the other hand (“Joint Venture Termination and Settlement Agreement”), in connection with the respective Chapter 11 cases of NCM LLC and Regal, to set forth the terms of a go-forward screen advertising arrangement. As consideration, and pursuant to the terms of the Joint Venture Termination and Settlement Agreement, Regal has agreed to timely vote its shares of capital stock in the Company in favor of the Reverse Stock Split.
Reasons for the Reverse Stock Split
Implement the NCMI 9019 Settlement
We are submitting this proposal to our stockholders for approval in order to ensure that the Company complies with its obligations under the NCMI 9019 Settlement and the Plan may become effective. The NCMI 9019 Settlement, in consideration for capital contribution, delivers approximately 13.8% of the ownership of the reorganized NCM LLC to the Company’s stockholders. If the Company fails to meet its obligations under the NCMI 9019 Settlement, and the Plan fails to become effective, then the Company and the Company’s stockholders future ownership of the reorganized NCM LLC will be significantly diminished and may potentially cause the loss of substantially all of the value of our stockholders’ shares of the Company.
The Company and NCM LLC negotiated for several months to identify alternative transactions, but were unable to reach any other alternative agreement. The NCMI 9019 Settlement provides significant value to our current stockholders and to the Ad Hoc Lender Group by ensuring that the Company and NCM LLC’s structure remains in place allowing NCM LLC to assume its key contracts with certain of the founding members by ensuring the future performance under the contracts. If the NCMI 9019 Settlement were to be terminated, the Plan would not become effective. NCM LLC may seek an alternative restructuring transaction under Chapter 11 of the Bankruptcy Code. There is no assurance that any alternative plan would include a settlement with the Company to provide the Company with any interest in NCM LLC.
We believe that the Reverse Stock Split is our best option to satisfy our obligations under the NCMI 9019 Settlement. A decrease in the number of outstanding shares of our Common Stock resulting from the Reverse Stock Split should, absent other factors, ensure that sufficient numbers of authorized shares remain available to issue the Chapter 11 Common Stock.
Maintain Nasdaq Listing
We are also submitting this proposal to our stockholders for approval in order to increase the trading price of our Common Stock to meet the minimum per share bid price requirement for continued listing on Nasdaq. Accordingly, we believe that the Reverse Stock Split is in our stockholders’ best interests.
On October 28, 2022, the Company received a notification letter from the Listing Qualifications Department of Nasdaq notifying the Company that, because the closing bid price for the Company’s Common Stock listed on Nasdaq was below $1.00 for 30 consecutive trading days, the Company no longer met the Minimum Bid Price Requirement.
In accordance with the Listing Rule 5450(a)(1) (“Bid Price Rule”), the Company has a period of 180 calendar days from October 28, 2022, or until April 26, 2023, to regain compliance with the Minimum Bid Price Requirement.
On April 19, 2023, the Company received a letter from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that as a result of NCM LLC filing a voluntary petition for reorganization with a prearranged Chapter 11 plan under Chapter 11 of the Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of Texas on April 11, 2023, and in accordance with Nasdaq Listing Rule 5100, the Nasdaq Staff determined that the Company is a “public shell” and that continued listing of the Company’s common stock is no longer warranted. The letter advises that Nasdaq will suspend trading of the common stock on April 28, 2023 and that Nasdaq will file a Form 25-NSE with the Securities and Exchange Commission to effect the delisting of the common stock unless the Company requests an appeal of this determination. The Company filed such an appeal with the Nasdaq Hearings Panel (the “Panel”) on April 21, 2023 and the hearing was held on May 25, 2023. On June 14, 2023, the Company received notice that an extension has been granted until July 26, 2023.
On April 27, 2023, the Company received a determination letter (the “April 27 Letter”) from Nasdaq advising the Company that Nasdaq had determined that the Company had not regained compliance with the Bid Price Rule by the required date of April 26, 2023. The April 27 Letter indicated that the Company’s compliance with the Bid Price Rule would be addressed at the Company’s previously scheduled hearing on May 25, 2023, which will now address the Bid Price Rule and National CineMedia, LLC’s (the Company’s consolidated subsidiary) voluntary petition for reorganization. On June 14, 2023, the Company received notice that an extension has been granted until July 26, 2023.
The Chapter 11 Preferred Stock Issuances and Chapter 11 Common Stock Issuances are being made in compliance with Nasdaq Listing Rule 5635(e)(5) and an exemption to Nasdaq Listing Rule 5640 primarily due to the Company’s financial distress.
We believe that the Reverse Stock Split is our best option to meet the criteria to satisfy the minimum per share bid price requirement for continued listing on Nasdaq. A decrease in the number of outstanding shares of our Common Stock resulting from the Reverse Stock Split should, absent other factors, assist in ensuring that the per share market price of our Common Stock remains above the requisite price for continued listing. However, we cannot provide any assurance that our minimum bid price would remain over the minimum bid price requirement of Nasdaq following the Reverse Stock Split.
Potential Increased Interest from Investors
We believe increasing the trading price of our Common Stock may also increase interest in our Common Stock by a broader range of investors because of the negative perception associated with stocks with a price below $1.00, assist in our capital-raising efforts by making our Common Stock more attractive to a broader range of investors and promote greater liquidity for our stockholders. Some institutional investors view stocks trading at low prices as unduly speculative in nature and, as a result, avoid investing in such stocks. We believe that the Reverse Stock Split will provide the Board flexibility to make our Common Stock a more attractive investment for these investors, which we believe will enhance the liquidity for the holders of our Common Stock and may facilitate future sales of our Common Stock.
The Board intends to effect the Reverse Stock Split only if it believes that a decrease in the number of shares outstanding is in the best interests of the Company and our stockholders and is likely to improve the trading price of our Common Stock and improve the likelihood that we will be allowed to maintain our listing on Nasdaq. Accordingly, our Board approved the Reverse Stock Split as being advisable and in the best interests of the Company.
Risks Associated with the Reverse Stock Split
The NCMI 9019 Settlement Will Have the Effect of Diluting Your Ownership.
Typically a Reverse Stock Split will not impact the ownership interests of the Company implementing the Reverse Stock Split. Because of NCM LLC’s Chapter 11 case, the Restructuring Support Agreement and the NCMI 9019 Settlement that are expected to be completed shortly after the Reverse Stock Split, your ownership in the Company may be significantly diluted by the issuance of the Chapter 11 Common Stock. The alternative to this dilution is that the Plan would not become effective. There is no assurance that any alternative restructuring of NCM LLC would include a settlement with the Company or provide the Company with any ownership in NCM LLC.
The Reverse Stock Split May Not Increase the Price of our Common Stock Over the Long-Term.
As noted above, one of the principal purposes of the Reverse Stock Split is to increase the trading price of our Common Stock to meet the minimum stock price standards of Nasdaq. However, the effect of the Reverse Stock Split on the market price of our Common Stock cannot be predicted with any certainty, and we cannot assure you that the Reverse Stock Split will accomplish this objective for any meaningful period of time, or at all. While we expect that the reduction in the number of outstanding shares of Common Stock will proportionally increase the market price of our Common Stock, we cannot assure you that the Reverse Stock Split will increase the market price of our Common Stock by a multiple of the Reverse Stock Split ratio, or result in any permanent or sustained increase in the market price of our Common Stock. The market price of our Common Stock may be affected by other factors which may be unrelated to the number of shares outstanding, including the Company’s business and financial performance, general market conditions, and prospects for future success.
The Reverse Stock Split May Decrease the Liquidity of our Common Stock.
The Board believes that the Reverse Stock Split may result in an increase in the market price of our Common Stock, which could lead to increased interest in our Common Stock and possibly promote greater liquidity for our stockholders. However, the Reverse Stock Split will also reduce the total number of outstanding shares of Common Stock, which may lead to reduced trading and a smaller number of market makers for our Common Stock, particularly if the price per share of our Common Stock does not increase as a result of the Reverse Stock Split.
The Reverse Stock Split May Lead to a Decrease in our Overall Market Capitalization.
The Reverse Stock Split may be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. If the per share market price of our Common Stock does not increase in proportion to the Reverse Stock Split ratio, then the value of our Company, as measured by our market capitalization, will be reduced. Additionally, any reduction in our market capitalization may be magnified as a result of the smaller number of total shares of Common Stock outstanding following the Reverse Stock Split.
Potential Consequences if the Reverse Stock Split is Not Approved
If the Reverse Stock Split is not approved by our stockholders, our Board will not have the authority to effect the Reverse Stock Split Certificate of Amendment to, among other things, facilitate the NCMI 9019 Settlement and the continued listing of our Common Stock on Nasdaq by increasing the per share trading price of our Common Stock to help ensure a share price high enough to satisfy the $1.00 per share minimum bid price requirement. Any inability of our Board to effect the Reverse Stock Split could cause the Company to lose almost all of the value of potential ownership in NCM LLC and could expose us to delisting from Nasdaq for failure to meet the ongoing listing requirement.
Determination of the Reverse Stock Split Ratio
The Board believes that stockholder approval of an amendment that gives the Board the discretion to implement a reverse stock split at a ratio of between 1-for-XX and 1-for-XX for the potential Reverse Stock Split is advisable and in the best interests of our Company and stockholders because it is not possible to predict market conditions at the time the Reverse Stock Split would be implemented. We believe that of the proposed Reverse Stock Split ratios provides us with the most flexibility to achieve the desired results of the Reverse Stock Split. The Company will publicly announce the chosen ratio in connection with the effectiveness of the Reverse Stock Split and the Reverse Stock Split will be implemented by the one-year anniversary of the date on which the Reverse Stock Split is approved by the Company’s stockholders at the Special Shareholder Meeting, if at all.
The selection of the specific Reverse Stock Split ratio will be based on several factors, including, among other things:
• our ability to implement the NCMI 9019 Settlement and issue the Chapter 11 Common Stock and reserve sufficient shares for future equity issuance including under a management incentive plan and future common unit adjustments;
• our ability to maintain the listing of our Common Stock on Nasdaq;
• the per share price of our Common Stock immediately prior to the Reverse Stock Split;
• the expected stability of the per share price of our Common Stock following the Reverse Stock Split;
• the likelihood that the Reverse Stock Split will result in increased marketability and liquidity of our Common Stock;
• prevailing market conditions;
• general economic conditions in our industry; and
• our market capitalization before and after the Reverse Stock Split.
We believe that granting our Board the authority to set the ratio for the Reverse Stock Split is essential because it allows us to take these factors into consideration and to react to changing market conditions.
Board Discretion to Effect the Reverse Stock Split
If the Reverse Stock Split is approved by our stockholders, the Board will have the discretion to implement the Reverse Stock Split or to not effect the Reverse Stock Split at all on or prior to the one-year anniversary of the date on which the Reverse Stock Split is approved by the Company’s stockholders at the Special Meeting. The Board currently intends to effect the Reverse Stock Split on or before September 25, 2023, which is final date for NCM LLC to emerge from Chapter 11 pursuant to the Restructuring Support Agreement. While we also believe that this will increase our stock price sufficiently to meet the continued listing standards of Nasdaq. There also can be no assurance that our Common Stock will not be delisted from Nasdaq for other reasons.
If our stockholders approve the Reverse Stock Split at the Special Meeting, the Reverse Stock Split will be effected, if at all, only upon a determination by the Board that the Reverse Stock Split is advisable and in the best interests of the Company and its stockholders at that time. No further action on the part of the stockholders will be required to either effect or abandon the Reverse Stock Split. If our Board does not implement the Reverse Stock Split prior to the one-year anniversary of the date on which the Reverse Stock Split is approved by the Company’s stockholders at the of the Special Meeting, the authority granted in this proposal to implement the Reverse Stock Split will terminate and the Reverse Stock Split Certificate Amendment will be abandoned.
The market price of our Common Stock is dependent upon our performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is effected and the market price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Furthermore, the reduced number of shares that will be outstanding after the Reverse Stock Split could significantly reduce the trading volume and otherwise adversely affect the liquidity of our Common Stock.
We have not proposed the Reverse Stock Split in response to any effort of which we are aware to accumulate our shares of Common Stock or obtain control of the Company, nor is it a plan by management to recommend a series of similar actions to our Board or our stockholders. Notwithstanding the decrease in the number of outstanding shares of Common Stock following the Reverse Stock Split, our Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.
Effects of the Reverse Stock Split
Effects of the Reverse Stock Split on Issued and Outstanding Shares.
If the Reverse Stock Split is effected, it will reduce the total number of issued and outstanding shares of Common Stock by a Reverse Stock Split ratio of between 1-for-XX and 1-for-XX. Accordingly, each of our stockholders will own fewer shares of Common Stock as a result of the Reverse Stock Split. However, the Reverse Stock Split will affect all stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except to the extent that the Reverse Stock Split would result in an adjustment to a stockholder’s ownership of Common Stock due to the treatment of fractional shares in the Reverse Stock Split.
As of the record date, the Company had XX shares of Common Stock outstanding. For purposes of illustration, if the Reverse Stock Split is effected at a ratio of 1-for-XX, 1-for-XX or 1-for-XX, the number of issued and outstanding shares of Common Stock after the Reverse Stock Split would be approximately XX shares, XX shares and XX shares, respectively.
We are currently authorized to issue a maximum of 260,000,000 shares of our Common Stock. As of the record date, there were 174,059,774 shares of our Common Stock issued and outstanding. Although the number of authorized shares of our Common Stock will not change as a result of the Reverse Stock Split, the number of shares of our Common Stock issued and outstanding will be reduced in proportion to the ratio selected by the Board. Thus, the Reverse Stock Split will effectively increase the number of authorized and unissued shares of our Common Stock available for future issuance by the amount of the reduction effected by the Reverse Stock Split.
Following the Reverse Stock Split, the Board will have the authority, subject to applicable securities laws, to issue all authorized and unissued shares without further stockholder approval, upon such terms and conditions as the Board deems appropriate. We do not currently have any plans, proposals or understandings to issue the additional shares that would be available if the Reverse Stock Split is approved and effected, other than in connection with the Plan and Restructuring Support Agreement.
Effects of the Reverse Stock Split on Outstanding Equity Awards and Incentive Plans.
If the Reverse Stock Split is effected, the terms of equity awards granted under the 2020 Omnibus Incentive Plan (the “Incentive Plan”), including (i) the number and class of securities available under the Incentive Plan, (ii) the share counting rules and sublimit set forth in the Incentive Plan, (iii) the number and class of securities and exercise price per share of each outstanding option, (iv) the share and per-share provisions and the measurement price of each outstanding stock appreciation right, (v) the number of shares subject to and the repurchase price per share subject to each outstanding award of restricted stock and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding restricted stock unit or other stock-based award will be proportionally adjusted to the end that the same proportion of our issued and outstanding shares of Common Stock in each instance shall remain subject to exercise at the same aggregate exercise price; subject to adjustments for any fractional shares as described herein and provided. In addition, the total number of shares of Common Stock that may be the subject of future grants under the Incentive Plan, as well as any plan limits on the size of such grants (e.g., the Incentive Plan’s limit on the number of stock options or stock appreciation rights that may be granted to our executive officers in any calendar year) will be adjusted and proportionately decreased as a result of the Reverse Stock Split.
Effects of the Reverse Stock Split on Voting Rights.
Proportionate voting rights and other rights of the holders of Common Stock would not be affected by the Reverse Stock Split (other than as a result of the treatment of fractional shares). For example, a holder of 1% of the voting power of the outstanding Common Stock immediately prior to the effective time of the Reverse Stock Split would continue to hold 1% of the voting power of the outstanding Common Stock after the Reverse Stock Split.
In connection with NCM LLC’s Chapter 11 Case, on XXX, 2023, the Bankruptcy Court approved the Plan, including the creation and issuance of Series A Preferred stock, and 5,000,000 shares of Preferred Stock was issued to Omni, as record holder and as nominee of the secured lenders of NCM LLC. The Series A Preferred stock will only be used to vote in favor of specific matters related to the Plan, including the Reverse Stock Split. As of the close of business on the record date, 174,059,774 shares of our common stock and 5,000,000 shares of Series A Preferred stock are outstanding. Holders of our Series A Preferred stock are entitled to 217.47 votes for each share of Series A Preferred stock held as of the record date, and, as a result, the holders of our Common Stock hold approximately 13.8% and holder of our Series A Preferred stock hold approximately 86.2% of the total voting power outstanding for the approval of the Reverse Stock Split. The holders of Common Stock and the holders of Series A Preferred stock shall vote, on all matters set forth herein, together as a single class. The Series A Preferred stock is not convertible in shares of Common Stock of the Company, and cannot be transferred. The Series A Preferred stock will automatically be extinguished following the Chapter 11 Common Stock Issuances.
Because of NCM LLC’s Chapter 11 case, the Restructuring Support Agreement and the NCMI 9019 Settlement that are expected to be completed shortly after the Reverse Stock Split, your ownership in the Company may be significantly diluted by the issuance of the Chapter 11 Common Stock. There is no assurance that any alternative plan would include a settlement with the Company to provide the Company with any interest in NCM LLC. Upon the Chapter 11 Common Stock Issuances (on an as-converted basis), the voting power of the existing stockholders of the Company prior to the Chapter 11 Common Stock Issuance will hold an aggregate ownership and voting power of the Company of approximately 13.8% of the shares of Common Stock and the secured lenders will own, directly or indirectly, the remaining approximately 86.2%.
Effects of the Reverse Stock Split on Regulatory Matters.
The Company is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect the Company’s obligation to publicly file financial and other information with the SEC.
Effects of the Reverse Stock Split on Authorized Share Capital.
The total number of shares of capital stock that we are authorized to issue will not be affected by the Reverse Stock Split.
Treatment of Fractional Shares in the Reverse Stock Split
The Company does not intend to issue fractional shares in the event that a stockholder owns a number of shares of Common Stock that is not evenly divisible by the Reverse Stock Split ratio. If the Reverse Stock Split is effected, each fractional share of Common Stock will be:
• rounded up to the nearest whole share of Common Stock after all of the fractional interests of a holder have been aggregated, if such shares of Common Stock are held directly; or
• rounded down to the nearest whole share of Common Stock, if such shares are subject to an award granted under the Incentive Plan, in order to comply with the requirements of Sections 409A and 424 of the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder (the “Code”).
Effective Time of the Reverse Stock Split
If the Reverse Stock Split is approved by our stockholders, the Reverse Stock Split would become effective, if at all, when the Reverse Stock Split Certificate of Amendment is accepted and recorded by the office of the Secretary of State of the State of Delaware. However, notwithstanding approval of the Reverse Stock Split by our stockholders, the Board will have the sole authority to elect when (prior to the one-year anniversary of the date on which the Reverse Stock Split is approved by the Company’s stockholders at the Special Shareholder Meeting, the authority granted in this proposal to implement the Reverse Stock Split will terminate and the Reverse Stock Split Certificate of Amendment will be abandoned) to amend the Certificate of Incorporation to effect the Reverse Stock Split.
Exchange of Share Certificates
If the Reverse Stock Split is effected, each certificate representing pre-Reverse Stock Split shares of Common Stock will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split Common Stock at the effective time of the Reverse Stock Split. As soon as practicable after the effective time of the Reverse Stock Split, the Transfer Agent will mail a letter of transmittal to the Company’s stockholders containing instructions on how a stockholder should surrender its, his or her certificate(s) representing pre-Reverse Stock Split shares of Common Stock to the Transfer Agent in exchange for certificate(s) representing post-Reverse Stock Split shares of Common Stock. No certificate(s) representing post-Reverse Stock Split shares of Common Stock will be issued to a stockholder until such stockholder has surrendered all certificate(s) representing pre-Reverse Stock Split shares of Common Stock, together with a properly completed and executed letter of transmittal, to the Transfer Agent. No stockholder will be required to pay a transfer or other fee to exchange its, his or her certificate(s) representing pre-Reverse Stock Split shares of Common Stock for certificate(s) representing post-Reverse Stock Split shares of Common Stock registered in the same name.
Stockholders who hold uncertificated shares of Common Stock electronically in “book-entry” form will have their holdings electronically adjusted by the Transfer Agent (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the Reverse Stock Split. If any certificate(s) or book-entry statement(s) representing pre-Reverse Stock Split shares of Common Stock to be exchanged contain a restrictive legend or notation, as applicable, the certificate(s) or book-entry statement(s) representing post-Reverse Stock Split shares of Common Stock will contain the same restrictive legend or notation.
Any stockholder whose share certificate(s) representing pre-Reverse Stock Split shares of Common Stock has been lost, stolen or destroyed will only be issued post-Reverse Stock Split Common Stock after complying with the requirements that the Company and the Transfer Agent customarily apply in connection with lost, stolen or destroyed certificates.
STOCKHOLDERS SHOULD NOT DESTROY STOCK CERTIFICATES REPRESENTING PRE-REVERSE STOCK SPLIT SHARES OF COMMON STOCK AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATES REPRESENTING PRE-REVERSE STOCK SPLIT SHARES OF COMMON STOCK UNTIL THEY ARE REQUESTED TO DO SO.
Appraisal Rights
Pursuant to the Delaware General Corporation Law, stockholders are not entitled to appraisal rights with respect to the Reverse Stock Split.
Regulatory Approvals
The Reverse Stock Split will not be consummated, if at all, until after approval of the Company’s stockholders is obtained. The Company is not obligated to obtain any governmental approvals or comply with any state or federal regulations prior to consummating the Reverse Stock Split other than the filing of the Reverse Stock Split Certificate of Amendment with the Secretary of State of the State of Delaware.
Accounting Treatment of the Reverse Stock Split
If the Reverse Stock Split is effected, the par value per share of our Common Stock will remain unchanged at $0.01. Accordingly, on the effective date of the Reverse Stock Split, the stated capital on the Company’s consolidated balance sheets attributable to our Common Stock will be reduced in proportion to the size of the Reverse Stock Split ratio, and the additional paid-in-capital account will be increased by the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged. Per share net income or loss will be increased because there will be fewer shares of Common Stock outstanding. The Common Stock held in treasury will be reduced in proportion to the Reverse Stock Split ratio. The Company does not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the Reverse Stock Split.
Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split
The following is a discussion of certain material U.S. federal income tax consequences of the Reverse Stock Split. This discussion is included for general information purposes only and does not purport to address all aspects of U.S. federal income tax law that may be relevant to stockholders in light of their particular circumstances. This discussion is based on the Code and current Treasury Regulations, administrative rulings and court decisions, all of which are subject to change, possibly on a retroactive basis, and any such change could affect the continuing validity of this discussion.
All stockholders are urged to consult with their own tax advisors with respect to the tax consequences of the Reverse Stock Split. This discussion does not address the tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, partnerships, nonresident alien individuals, broker-dealers and tax-exempt entities, persons holding shares as part of a straddle, hedge, conversion transaction or other integrated investment, U.S. holders (as defined below) subject to the alternative minimum tax or the unearned income Medicare tax and U.S. holders whose functional currency is not the U.S. dollar. This summary also assumes that the pre-Reverse Stock Split shares of Common Stock were, and the post-Reverse Stock Split shares of Common Stock will be, held as a “capital asset,” as defined in Section 1221 of the Code.
As used herein, the term “U.S. holder” means a holder that is, for U.S. federal income tax purposes:
• a citizen or resident of the United States;
• a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
• an estate the income of which is subject to U.S. federal income tax regardless of its source; or
• a trust (A) if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more “U.S. persons” (as defined in the Code) have the authority to control all substantial decisions of the trust or (B) that has a valid election in effect to be treated as a U.S. person.
In general, no gain or loss should be recognized by a stockholder upon the exchange of pre-Reverse Stock Split Common Stock for post-Reverse Stock Split Common Stock. The aggregate tax basis of the post-Reverse Stock Split Common Stock should be the same as the aggregate tax basis of the pre-Reverse Stock Split Common Stock exchanged in the Reverse Stock Split. A stockholder’s holding period in the post-Reverse Stock Split Common Stock should include the period during which the stockholder held the pre-Reverse Stock Split Common Stock exchanged in the Reverse Stock Split.
As noted above, we will not issue fractional shares of Common Stock in connection with the Reverse Stock Split. In certain circumstances, stockholders who would be entitled to receive fractional shares of Common Stock because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of Common Stock to round up to the next whole post-Reverse Stock Split share of Common Stock. The U.S. federal income tax consequences of the receipt of such an additional fraction of a share of Common Stock is not clear.
The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the Reverse Stock Split.
Vote Required
Approval of the Reverse Stock Split by our stockholders requires the affirmative vote of the holders of a majority of the shares of our common stock and Series A Preferred stock present at the Special Meeting, whether in person or by proxy, together as a class, voting in favor of this Proposal No. 1.
Recommendation
Our Board of Directors recommends that stockholders vote FOR Proposal No. 1, and approve the Certificate of Amendment presented in this proxy statement.

VOTING SECURITIES AND PRINCIPAL HOLDERS
Beneficial Ownership
Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder. As of XXX, 2023, the percentage of beneficial ownership for NCM, Inc. is based on 174,059,774 shares of common stock and 5,000,000 shares of Series A Preferred stock outstanding. Unless indicated below, the address of each individual listed below is 6300 South Syracuse Way, Suite 300, Centennial, Colorado 80111. The following table sets forth information regarding the beneficial ownership of our common stock as of XXX, 2023, by:

•each person (or group of affiliated persons) who is known by us to own beneficially more than 5% of our common stock;
•each of our NEOs;
•each of our directors and nominees for director; and
•all current directors and executive officers as a group.

Name of Beneficial Owner	Shares of NCM, Inc. Common Stock	Shares of Series A Preferred Stock (7)	Percent of NCM, Inc. Common Stock	Percent of NCM, Inc. Series A Preferred Stock	Percent of Voting Power Outstanding (8)
Five Percent Stockholders
Regal Entertainment Group and Affiliates (“Regal”) (2)	40,683,797	—	23.4%	—%	3.2%
Cinemark Holdings, Inc. and Affiliates (“Cinemark”) (3)	43,690,797	—	25.1%	—%	3.5%
Standard General L.P. (4)	12,932,382	—	7.4%	—%	1.0%
Blantyre Capital Limited ("Blantyre") (7)	—	993,042	—%	19.9%	17.1%
Directors and Executive Officers
Thomas F. Lesinski (5)	1,388,377	—	*	—%	*
Scott D. Felenstein	220,315	—	*	—%	*
Ronnie Y. Ng (6)	73,992	—	*	—%	*
Maria V. Woods	35,959	—	*	—%	*
Lawrence A. Goodman	181,397	—	*	—%	*
David E. Glazek	—	—	*	—%	*
Kurt C. Hall	808,712	—	*	—%	*
Juliana F. Hill	102,271	—	*	—%	*
Donna Reisman	108,626	—	*	—%	*
Mark B. Segall	85,530	—	*	—%	*
Mark Zoradi	53,571	—	*	—%	*
All current directors and executive officers as a group (11 persons) (5)(6)	3,058,750	—	1.8%	—%	*

*	Less than one percent
(1)NCM LLC common membership units are redeemable at any time at the option of the holder. Upon any redemption, we may choose whether to redeem the units for shares of our common stock on a one-for-one basis or for a cash payment equal to the market price of shares of NCM, Inc. common stock. NCM LLC provided written notices effective as of March 29, 2023 setting forth the determination of 21,431,174 common membership units to two founding members. The common membership units have not been issued as of XXX, 2023.
(2)Includes Regal Entertainment Group, Regal Entertainment Holdings, Inc., Regal Cinemas Corporation, Regal Cinemas, Inc., Regal CineMedia Holdings, LLC and Regal CineMedia Corporation at 101 East Blount Avenue, Knoxville, Tennessee 37920 and Cineworld Group plc at 8th Floor, Vantage London, Great West Road, Brentford, United Kingdom TW8 9AG. Represents beneficial ownership as of December 28, 2022 based on the Schedule 13D/A filed on December 30, 2022. Pursuant to the Joint Venture Termination and Settlement Agreement, Regal has agreed to vote in favor of the Reverse Stock Split.
(3)Includes Cinemark Holdings, Inc., Cinemark USA Inc. and Cinemark Media, Inc. The address of these stockholders is 3900 Dallas Parkway, Suite 500, Plano, Texas 75093. Represents beneficial ownership as of February 23, 2023 based on the Schedule 13D/A filed on February 24, 2023.
(4)The address of this stockholder is 767 Fifth Avenue, 12th Floor, New York, New York 10153. Represents beneficial ownership as of September 7, 2022 based on the Schedule 13G filed on June 9, 2023.
(5)Includes 1,057,264 stock options that were vested and exercisable within 60 days of XXX, 2023.
(6)Includes 35,365 stock options that were vested and exercisable within 60 days of XXX, 2023.
(7)Blantyre is a secured lender who holds debt in NCM LLC. The outstanding shares of Series A Preferred stock is held on record by Omni pursuant to the Nomination Agreement on behalf of the secured lenders. Represents beneficial ownership, which is based on the total secured claims held by such secured lenders pro rata as of XXX, 2023.
OTHER BUSINESS
No other business has been properly submitted for consideration at the Special Meeting in the manner specified under our bylaws; therefore no other matters will be brought before the Special Meeting.

BY THE BOARD OF DIRECTORS

Maria V. Woods
Executive Vice President, General Counsel and Secretary

Appendix A
Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of
National CineMedia, Inc.
***
CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
NATIONAL CINEMEDIA, INC.
National CineMedia, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Company”), does hereby certify as follows:

FIRST:
That, the Board of Directors of the Company duly adopted resolutions in accordance with Sections 141 and 242 of the General Corporation Law of the State of Delaware, recommending and declaring advisable that the Second Amended and Restated Certificate of Incorporation of the Company (as amended, the “Second A&R Certificate of Incorporation”) be further amended and that such amendment be submitted to the stockholders of the Company for their consideration, as follows:

(i)RESOLVED, that Article IV of the Second A&R Certificate of Incorporation be amended to add the following new Section 4.2 immediately following the existing Section 4.1 thereof:
    “Section 4.2 One-for-XXX Reverse Stock Split.
(a)Effective upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware (the “Effective Time”), each 174,059,774 shares of Common Stock issued and outstanding immediately prior to the Effective Time, shall, automatically and without any further action on the part of any stockholders of the Corporation, be reclassified as one (1) share of Common Stock (the “Reverse Stock Split”).
(b)Each stock certificate (or book entry shares) representing shares of Common Stock immediately prior to the Effective Time shall, from and after the Effective Time, represent that number of shares which shall have been reclassified pursuant to the Reverse Stock Split; provided, however, that each holder of any stock certificate(s) that represented shares of Common Stock immediately prior to the Effective Time shall be entitled to receive, upon surrender of such certificate(s), one or more certificates (or book entry shares) evidencing and representing the number of shares of Common Stock into which the shares represented by such certificate(s) (or book entries) shall have been reclassified pursuant to the Reverse Stock Split.
(c)No fractional shares shall be issued for shares of Common Stock pursuant to the Reverse Stock Split. If the Reverse Stock Split would result in the issuance of any fractional share of Common Stock, each fractional share of Common Stock will be (i) rounded up to the nearest whole share of Common Stock after all of the fractional interests of a holder have been aggregated, if such shares of Common Stock are held directly or (ii) rounded down to the nearest whole share of Common Stock, if such shares are subject to an award granted under an incentive plan, in order to comply with the requirements of Sections 409A and 424 of the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.”

SECOND:	That, at a special meeting of stockholders of the Company, the aforesaid amendment was duly adopted by the stockholders of the Company.

THIRD:	That, the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be signed by its ___________ on this day of                 , 2023.

NATIONAL CINEMEDIA, INC.

By:
Name: Title:

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PRELIMINARY COPY, SUBJECT TO COMPLETION, DATED XXX, 2023

NCM NATIONAL CINEMEDIA

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2023 Special Meeting Proxy Card

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A Proposals — The Board of Directors recommend a vote FOR Proposal 1.

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

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2023 Special Meeting Admission Ticket

2023 Special Meeting of National CineMedia, Inc. Stockholders

Upon arrival, please present this admission ticket and photo identification at the registration desk.

Important notice regarding the Internet availability of proxy materials for the Special Meeting of Stockholders.
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National CineMedia, Inc.

Notice of 2023 Special Meeting of Stockholders

Proxy Solicited by Board of Directors for Special Meeting — August 2, 2023

Maria V. Woods and Thomas F. Lesinski, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of National CineMedia, Inc. to be held on August 2, 2023 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the shares represented by this proxy will be voted FOR Proposal 1.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy revokes all proxies with respect to the Special Meeting of Stockholders and may be revoked prior to exercise.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.